UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2016

TESARO, Inc.

(Exact name of registrant as specified in its charter)

Delaware (state or other jurisdiction of incorporation)	001-35587 (Commission File Number)	27-2249687 (I.R.S. Employer Identification No.)

1000 Winter Street Suite 3300 Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (339) 970-0900

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01                   Entry Into a Material Definitive Agreement.

On April 5, 2016, TESARO, Inc. (“TESARO”) entered into separate transactions with Janssen Biotech, Inc. (“Janssen”) and its affiliate, Johnson & Johnson Innovation — JJDC, Inc. (“JJDC”) consisting of a collaboration and license agreement with Janssen (the “Collaboration Agreement”) and a stock purchase agreement and investor agreement, each with JJDC (the “Stock Purchase Agreement” and the “Investor Agreement,” respectively, and collectively with the Collaboration Agreement, the “Agreements”).  In connection with the entry into the Agreements, TESARO also entered into Amendment No. 1 (the “Merck Amendment”) to the License Agreement dated as of May 22, 2012 (the “Merck License Agreement”) by and between TESARO and Merck Sharp & Dohme Corp. (“Merck”).

Collaboration Agreement

Under the terms of the Collaboration Agreement, TESARO granted Janssen licenses under certain patent rights and know-how relating to niraparib, TESARO’s oral, once-daily, potent and highly selective poly (ADP-ribose) polymerase, or PARP, inhibitor for prostate cancer worldwide, except for Japan.  Janssen will conduct all development and commercialization of niraparib in the field of prostate cancer worldwide (excluding Japan) generally using commercially reasonable efforts to undertake such activities.  TESARO retains all rights worldwide to develop and commercialize niraparib outside of prostate cancer.  TESARO originally in-licensed worldwide rights to niraparib from Merck under the terms of the Merck License Agreement.

TESARO will receive a $35 million upfront license fee from Janssen.  Assuming successful development and commercialization of niraparib products for prostate cancer, TESARO could receive up to an additional $415 million in clinical, regulatory and sales milestones as well as tiered, double-digit royalties on aggregate net sales of products in the field of prostate cancer.  Janssen is responsible for funding all development and commercialization of niraparib in prostate cancer worldwide (excluding Japan), including, research, development, manufacturing, regulatory and commercialization activities.

Janssen may terminate the Collaboration Agreement at any time after April 5, 2017 upon 90 days’ written notice.  Janssen may also terminate the Collaboration Agreement in the event of certain safety concerns.  The Collaboration Agreement also contains customary provisions for termination by either party in the event of breach of the Collaboration Agreement by the other party, subject to a cure period, or bankruptcy of the other party.

Stock Purchase Agreement & Investor Agreement

Under the terms of the Stock Purchase Agreement, TESARO sold and issued 1,130,198 shares of TESARO’s common stock (the “Shares”) to JJDC at a price per share of $44.24, for an aggregate purchase price of approximately $50 million.  The price per share was equal to the volume weighted average price for the five-day period ending on April 4, 2016.  There were no placement agents used, or any underwriting discounts or commissions paid in connection with the transaction.

Under the Investor Agreement, JJDC agreed that the Shares will be subject to a lock-up restriction, such that JJDC will not, and will also cause its affiliates not to, without TESARO’s prior approval, sell, transfer or otherwise dispose of any of the Shares until the earliest to occur of October 5, 2016 or other specified events.  In addition, JJDC agreed to a standstill agreement, such that until the earliest to occur of May 29, 2017 or other specified events, neither JJDC nor its affiliates will, without TESARO’s written consent and subject to specified conditions, directly or indirectly, acquire additional equity interests in TESARO equaling more than 1% of any class of TESARO’s securities, solicit proxies or consents or participate in such a solicitation, seek to control TESARO or have called any meeting of TESARO’s stockholders, make any proposal or public announcement regarding a tender or exchange offer for TESARO’s securities or a fundamental transaction involving TESARO, or undertake other specified actions.

Merck Amendment

The Merck Amendment amends the Merck License Agreement, pursuant to which TESARO obtained licenses under certain patent rights, know-how and technology to research, develop, manufacture, market and sell niraparib and a back-up compound, MK-2512, for all therapeutic and prophylactic uses in humans.  The following summary relates to the modified terms of the License Agreement, as amended by the Merck Amendment.  Under the terms of the Merck Amendment, Merck agreed to waive or modify certain rights, including co-promotion, exclusivity, commercialization and diligence, solely with respect to products in prostate cancer developed or commercialized by Janssen.

The foregoing description of the Agreements and the Merck Amendment does not purport to be complete and is qualified in its entirety by the Agreements, copies of which TESARO intends to file as exhibits to TESARO’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2016.

Section 3 — Securities and Trading Markets

Item 3.02.  Unregistered Sales of Equity Securities.

The description of the Stock Purchase Agreement above is incorporated herein by reference.  The Shares were issued in reliance upon the exemptions afforded by Section 4(a)(2) under the Securities Act.  The sale of the Shares did not involve a public offering.  JJDC represented that it is an accredited investor, as defined in Rule 501(a) of Regulation D, and that it acquired the Shares for investment and not with a view to, or for sale in connection with, any distribution thereof within the meaning of the Securities Act.

Section 8 — Other Events

Item 8.01.  Other Events.

On April 6, 2016, the Company issued a press release with respect to entering into the Agreements described under Item 1.01 of this Current Report on Form 8-K.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

99.1	Press Release of TESARO, Inc. dated April 6, 2016 announcing entry into the collaboration with Janssen Biotech Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TESARO, Inc.

	By:	/s/ Joseph L. Farmer
Joseph L. Farmer
Senior Vice President, General Counsel and Secretary

Dated: April 11, 2016

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of TESARO, Inc. dated April 6, 2016 announcing entry into the collaboration with Janssen Biotech Inc.